VANGUARD NEW YORK TAX-FREE FUNDS
CIK  0000788599
NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR EACH FUND.* The individuals listed in the table below were elected as trustees for each fund. All trustees except Mr. Gupta served as trustees to the funds prior to the shareholder meeting.

       -------------------------------- ------------------- --------------- -----------------
       TRUSTEE                          FOR                 WITHHELD        PERCENTAGE FOR
       -------------------------------- ------------------- --------------- -----------------
       -------------------------------- ------------------- --------------- -----------------
       John J. Brennan                  1,957,439,546.28    42,048,624.72   97.9%
       -------------------------------- ------------------- --------------- -----------------
       -------------------------------- ------------------- --------------- -----------------
       Charles D. Ellis                 1,959,097,361.38    40,390,809.62   98.0
       -------------------------------- ------------------- --------------- -----------------
       -------------------------------- ------------------- --------------- -----------------
       Rajiv L. Gupta                   1,954,727,027.18    44,761,143.82   97.8
       -------------------------------- ------------------- --------------- -----------------
       -------------------------------- ------------------- --------------- -----------------
       JoAnn Heffernan Heisen           1,953,394,957.70    46,093,213.30   97.7
       -------------------------------- ------------------- --------------- -----------------
       -------------------------------- ------------------- --------------- -----------------
       Burton G. Malkiel                1,951,046,442.27    48,441,728.73   97.6
       -------------------------------- ------------------- --------------- -----------------
       -------------------------------- ------------------- --------------- -----------------
       Alfred M. Rankin, Jr.            1,961,236,907.77    38,251,263.23   98.1
       -------------------------------- ------------------- --------------- -----------------
       -------------------------------- ------------------- --------------- -----------------
       J. Lawrence Wilson               1,953,255,643.59    46,232,527.41   97.7
       -------------------------------- ------------------- --------------- -----------------
       *Results are for all funds within the same trust.

o CHANGE EACH FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables each fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the funds to achieve greater diversification and to earn modestly higher returns on their cash reserves. The funds will need Securities and Exchange Commission approval before implementing this new cash management program.

       --------------------------- --------------  -------------  -------------  --------------  ---------------
                                                                                 BROKER
       VANGUARD FUND               FOR             AGAINST        ABSTAIN        NON-VOTES       PERCENTAGE FOR
       --------------------------- --------------  -------------  -------------  --------------  ---------------
       --------------------------- --------------  -------------  -------------  --------------  ---------------
       New York Tax-Exempt Money
       Market                      714,461,042.84  42,728,278.87  34,443,153.58   16,032,227.00  88.5%
       --------------------------- --------------  -------------  -------------  --------------  ---------------
       --------------------------- --------------  -------------  -------------  --------------  ---------------
       New York Long-Term
       Tax-Exempt                  911,779,082.93  85,538,395.04  60,959,768.99  133,546,221.75  76.5
       --------------------------- --------------  -------------  -------------  --------------  ---------------

o CHANGE EACH FUND'S POLICY ON BORROWING MONEY. This change enables each fund to manage cash flows more efficiently and minimize administrative expenses.

       --------------------------- --------------  -------------  -------------  --------------  ---------------
                                                                                 BROKER
       VANGUARD FUND               FOR             AGAINST        ABSTAIN        NON-VOTES       PERCENTAGE FOR
       --------------------------- --------------  -------------  -------------  --------------  ---------------
       --------------------------- --------------  -------------  -------------  --------------  ---------------
       New York Tax-Exempt Money
       Market                      696,460,766.73  51,739,405.60  43,432,302.96   16,032,227.00  86.2%
       --------------------------- --------------  -------------  -------------  --------------  ---------------
       --------------------------- --------------  -------------  -------------  --------------  ---------------
       New York Long-Term
       Tax-Exempt                  894,256,468.34  97,399,404.35  66,621,374.27  133,546,221.75  75.0
       --------------------------- --------------  -------------  -------------  --------------  ---------------